Exhibit 3.1

FORM OF AMENDMENT TO THE AMENDED AND RESTATED MEMORANDUM AND ARTICLES

OF ASSOCIATION OF TKB CRITICAL TECHNOLOGIES 1

SPECIAL RESOLUTION OF THE SHAREHOLDERS OF THE COMPANY

RESOLVED, as a special resolution, that the name of the Company is changed from TKB Critical Technologies 1 to Roth CH Acquisition Co.